- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                            INFORMATION REQUIRED IN
                                PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant   /X/

     Filed by a party other than the registrant   / /

     Check the appropriate box:

     /X/ Preliminary proxy statement

     / / Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                MCN CORPORATION
                (Name of registrant as specified in its charter)

                               DANIEL L. SCHIFFER
                  Vice President, General Counsel & Secretary
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3)

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         (4) Proposed maximum aggregate value of transaction:

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount previously paid:

        (2) Form, schedule or registration statement no.:

        (3) Filing party:

        (4) Date filed:
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

              Alfred R. Glancy III
              Chairman, President and Chief Executive Officer

              MCN Corporation                           500 Griswold Street
                                                        Detroit, Michigan 48226

[MCN LOGO]

              March 3, 1994

              To our Shareholders:

                   You are cordially invited to attend the 1994 Annual Meeting of Shareholders of MCN Corporation which will be held at the Company's headquarters in the Guardian Building, 32nd Floor Auditorium, 500 Griswold, Detroit, Michigan on Thursday, April 28, 1994 at 1:00 p.m. Eastern Daylight Saving Time. The business items to be acted on during the Annual Meeting are listed in the Notice of Annual Meeting and are described more fully in the Proxy Statement.

                   Shareholders of record at the close of business on March 1,
              1994 are entitled to receive notice of and to vote at the Annual Meeting.

                   Along with the other members of the Board of Directors, I
              look forward to the opportunity of greeting personally those shareholders who are able to attend the Annual Meeting. I urge you to vote, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope, even if you expect to attend the Annual Meeting.

                  Sincerely,

                  /s/ ALFRED R. GLANCY III

                                     [LOGO]

                          M C N  C O R P O R A T I O N

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 28, 1994

To our Shareholders:

     An Annual Meeting of Shareholders of MCN Corporation will be held at the Company's headquarters in the Guardian Building, 32nd Floor Auditorium, 500 Griswold, Detroit, Michigan on Thursday, April 28, 1994 at 1:00 p.m. Eastern Daylight Saving Time. At this year's meeting, shareholders will vote on the election of three directors and ratification of Deloitte & Touche as the Company's independent auditors. In addition, shareholders will vote on ratification of a non-employee director stock award plan and an amendment to the Company's Articles of Incorporation to increase authorized shares. Details of this year's proposals are as follows:

     (1) To elect three directors to serve for terms of three years each;

     (2) To ratify the MCN Corporation Non-Officer Director Stock Award Plan, the purpose of which is to enhance MCN's ability to attract and retain the services of non-employee directors by providing them an opportunity to participate in the growth of MCN;

     (3) To approve an amendment to MCN Corporation's Articles of Incorporation to increase the number of authorized shares of MCN Common Stock, of the par value of $.01 per share, from 50 million to 100 million, which will enable the Company to promptly and appropriately respond to future financing needs and other business opportunities;

     (4) To ratify the appointment of Deloitte & Touche as independent auditors for the year ending December 31, 1994; and

     (5) To transact such other business as may properly come before the Meeting, or any adjournments thereof.

     Shareholders of record at the close of business on March 1, 1994 are entitled to receive notice of and to vote at the Annual Meeting.

     You are cordially invited to attend the Annual Meeting in person. Regardless of whether you expect to attend the Annual Meeting in person, your Board of Directors urges you to vote, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope.

     If you expect to attend the Annual Meeting, please vote and also check off the appropriate box on the proxy card indicating a request for an Attendance Card. An Attendance Card will be mailed to you prior to the meeting. Presentation of this card upon arrival will expedite registration.

                                            By Order of the Board of Directors,

                                            /s/ DANIEL L. SCHIFFER
                                            Daniel L. Schiffer
                                              Vice President, General Counsel
                                              and Secretary
MCN Corporation
500 Griswold Street
Detroit, Michigan 48226

March 3, 1994

                                MCN CORPORATION

                                PROXY STATEMENT

GENERAL INFORMATION

     The Board of Directors of MCN Corporation (the MCN Board) solicits your proxy for use at the Annual Meeting of Shareholders of MCN Corporation (MCN or the Company) to be held on Thursday, April 28, 1994 at 1:00 p.m., and at any adjournments.

VOTING

     As of March 1, 1994, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were 29,XXX,XXX outstanding shares of MCN common stock, $.01 par value (MCN Common Stock). Each outstanding share is entitled to one vote on all matters which may come before the Annual Meeting.

     Michigan law and the Company's bylaws require the presence of a quorum for the annual meeting, defined here as a majority of the votes entitled to be cast at the meeting. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached.

     Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholders approval. The director nominees must receive a plurality of the votes cast at the meeting, therefore abstentions will not affect the election of directors. The ratification of the Company's Non-Officer Director Stock Award Plan must be approved by a majority of votes present, or represented and entitled to vote at the meeting, therefore abstentions will have the same legal effect as votes against the matter. The approval of the amendment of the Company's Articles of Incorporation to increase the number of authorized shares of MCN Common Stock must be approved by a majority of the votes outstanding and not merely the votes cast, therefore abstentions will have the same legal effect as votes against the matter. The selection of the Company's auditors must be approved by a majority of the votes cast at the meeting, therefore abstentions will not affect the selection of the Company's auditors.

     Under the rules of the New York Stock Exchange (NYSE), brokers who hold shares on behalf of their customers (shares held in street name), have the authority to vote on certain items when they have not received instructions from beneficial owners. However, brokers are not authorized to vote on "non-routine" matters if they do not receive instructions from beneficial owners (Broker Non-votes). Under NYSE rules, all the matters presently before the meeting are "routine" matters, therefore brokers holding shares in street name for their customers may vote, in their discretion, on behalf of any customer who does not furnish voting instructions. If a "non-routine" matter comes before the meeting, Broker Non-votes will not be treated as votes cast in determining the outcome of the vote.

     All shares represented by signed Proxies, which are received at or prior to the meeting will be voted at the Annual Meeting. A Proxy may be revoked at any time before it is exercised by notifying the Secretary of MCN in writing before the Proxy is exercised, or by delivering to the Secretary of MCN a Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The MCN Board consists of ten members divided into three classes, with the term of each director expiring at the Annual Meeting of MCN in the year indicated below. Generally, one-third of the MCN Board is elected each year.

     Unless otherwise instructed on the Proxy, the proxy holders intend to vote for the election of Alfred R. Glancy III, Frank M. Hennessey and Howard F. Sims to three-year terms as directors. Each of the nominees is a current member of the MCN Board. The MCN Board believes that, if elected, each nominee will be able and willing to serve. However, if any nominee should be unable or unwilling to serve as a director, the MCN Board may select a substitute nominee and, in that event, the Proxy will be voted for the person so selected. The remaining seven directors will continue to serve in accordance with their previous elections.

     Information concerning the three directors nominated for a term of three years, and the seven continuing MCN Board members, is set forth below.

    NOMINEES FOR ELECTION AS DIRECTORS FOR THREE-YEAR TERMS TO EXPIRE 1997

- ---------------     ALFRED R. GLANCY III
                    Age: 56, Director since 1988
                    Attendance: 100% of Board Meetings

                    Mr. Glancy has been Chairman and Chief
    PHOTO Executive Officer of MCN since August 1988 and President since September 1992. He has been Chairman of MCN Investment Corporation since 1988. Mr. Glancy has been Chairman of MichCon since 1984 and served as its Chief
- ---------------     Executive Officer from 1984 until September 1992. He has
                    been a Director of MichCon since 1981. Mr. Glancy is also a Director of MLX Corp., NBD Bancorp, Inc. and NBD Bank, N.A.

                    Mr. Glancy is Chairman of The Detroit Medical Center, Detroit Renaissance, Inc. and Detroit Symphony Orchestra Hall, Inc. He is a Vice Chairman of the United Way for Southeastern Michigan and Trustee and a member of the Executive Committee for the Founders Society of the Detroit Institute of Arts. He is also a Director of Detroit Economic Growth Corporation, American Gas Association, Community Foundation for Southeastern Michigan, New Detroit, Inc., Coleman A. Young Foundation, Citizens Research Council of Michigan, Greater Detroit Chamber of Commerce and Hudson-Webber Foundation. He is Vice Chairman of UNICO Investment in Seattle, Washington.

    NOMINEES FOR ELECTION AS DIRECTORS FOR THREE-YEAR TERMS TO EXPIRE 1997


- ---------------     FRANK M. HENNESSEY
                    Age: 55, Director since 1988
                    Member: Corporate Responsibility Committee, Compensation
                     Committee
    PHOTO           Attendance: 100% of Board and Committee Meetings

                    Mr. Hennessey has been President, Chief Executive
                    Officer and Director since December 1990 of Emco Limited, a leading Canadian manufacturer and distributor of
- ---------------     plumbing-related products, roofing and other building
                    products. He is also Vice President for Strategic Planning at Masco Corporation, a home furnishings and building products manufacturer. In addition, Mr. Hennessey is the former President, Chief Executive Officer and Director of the Handleman Company, a wholesaler of home entertainment products, having served as President and Director from 1981 to December 1989 and Chief Executive Officer from March 1988 to December 1989.

                    Mr. Hennessey is a Trustee and Treasurer of the Hudson-Webber Foundation and a Director of New Detroit, Inc. Mr. Hennessey is a Director of the United Way for Southeastern Michigan Advisory Board and the Citizens Research Council of Michigan as well as a member of the Board and Treasurer of the Greater Detroit and Windsor Japan-America Society.

- ---------------     HOWARD F. SIMS
                    Age: 60, Director since 1988
                    Chairman: Finance Committee
                    Member: Audit Committee
    PHOTO           Attendance: 92% of Board and Committee Meetings

                    Mr. Sims is Chairman and Chief Executive Officer of Sims-Varner & Associates, Inc., an architectural design
- ---------------     firm, and has been a practicing architect since 1963. He is
                    Chairman of SV Corporation of Detroit. Mr. Sims serves as a Director of Comerica Incorporated.

                    Mr. Sims is a Director of Citizens Research Council,
                    Civic Searchlight, Inc., Greater Detroit Area Health Council, Detroit Economic Growth Corporation, Metropolitan Detroit Youth Foundation and United Way of Southeast Michigan. He is a Trustee of the Kellogg Foundation, Michigan Cancer Foundation, Oakland University, and WTVS. Mr. Sims is a member of the Executive Board of the Detroit Area Council, Boy Scouts of America; and a life member of the NAACP.

               CONTINUING DIRECTORS WHOSE TERM EXPIRES IN 1996


- ---------------     STEPHEN E. EWING
                    Age: 50, Director since 1988
                    Attendance: 88% of Board Meetings

   PHOTO            Mr. Ewing has been President of MichCon since 1985,
                    Chief Executive Officer since September 1992 and Chief Operating Officer from 1985 to September 1992. He
- ---------------     previously served as President and Chief Operating Officer of MCN from August 1988 to September 1992. Mr. Ewing has been a Director of MichCon since 1984.

                    Mr. Ewing is a board member of the Michigan Opera
                    Theatre and United Way's Advisory Board. Mr. Ewing is also a member of Leadership Detroit, Boy Scouts of America's Detroit Area Advisory Council, and the NAACP.

- ---------------     ROGER FRIDHOLM
                    Age: 53, Director since 1988
                    Member: Corporate Responsibility Committee, Finance
                     Committee
   PHOTO            Attendance: 92% of Board and Committee Meetings

                    Mr. Fridholm has joined Of Counsel Enterprises, Inc. as President, Chief Executive Officer and Director in February
- ---------------     1994. Of Counsel, a public company, provides contract
                    lawyers and paralegals to law firms and corporate clients. He had been Senior Vice President of Corporate Development of Kelly Services, Inc. from April 1992 through January 1994. Mr. Fridholm previously was Chairman of St. Clair Group, Inc., a private investment firm which he founded in January 1991. He was President and Chief Operating Officer of The Stroh Brewery Company from 1982 to 1991.

                    Mr. Fridholm serves as a Director of The Stroh Brewery Company, Comerica Bank-Detroit, and the Dana Corporation. He is also a Trustee of the Henry Ford Health System.

- ---------------     HELEN O. PETRAUSKAS
                    Age: 50, Director since 1990
                    Chairperson: Audit Committee
                    Member: Compensation Committee
                    Attendance: 92% of Board and Committee Meetings
   PHOTO
                    Ms. Petrauskas has been Vice President for
                    Environmental and Safety Engineering with Ford Motor
                    Company since 1983. She is a member of the Society of
- ---------------     Automotive Engineers and a Director of The Sherwin-Williams
                    Company, and the International Institute of Detroit. Ms. Petrauskas is also on the Advisory Boards of the Center for Risk Analysis, Harvard School of Public Health, and
                    Resources for the Future in Washington, D.C.

               CONTINUING DIRECTORS WHOSE TERM EXPIRES IN 1995


- ---------------     THOMAS H. JEFFS II
                    Age: 55, Director since 1991
                    Member: Compensation Committee, Audit Committee
                    Attendance: 85% of Board and Committee Meetings
   PHOTO
                    Mr. Jeffs has been President and Chief Operating
                    Officer of NBD Bancorp, Inc. and its principal subsidiary, NBD Bank, N.A., since January 1994. He previously served as
- ---------------     Vice Chairman from 1985 through December 1993. Mr. Jeffs is a Director of NBD Bancorp, Inc., NBD Bank, N.A., Royal
                    Group, Inc., Royal Maccabees Life Insurance Company, and MasterCard International, Inc.

                    He is a Director and Executive Committee member of the Highway Users Federation. He is also a Director of New Detroit, Inc. and The Economic Club of Detroit. Mr. Jeffs serves as a member of the Executive Committee of the Detroit Symphony Orchestra Hall, Inc. He is a member of the Visiting Committee of the University of Michigan, School of Business Administration. He is also a member of the Association of Reserve City Bankers.

- ---------------     ARTHUR L. JOHNSON
                    Age: 68, Director since 1988
                    Chairman: Corporate Responsibility Committee
                    Member: Finance Committee
    PHOTO           Attendance: 100% of Board and Committee Meetings

                    Mr. Johnson has been Senior Vice President for
                    University Relations at Wayne State University (WSU) since
- ---------------     1992 and has been a tenured Professor of Educational
                    Sociology at WSU since 1972. He was Vice President for Community Relations at WSU from 1979 to 1992. He is also a Director of Tixon Corporation and Comprehensive Health Services, a health maintenance organization.

                    Mr. Johnson is past President of the University
                    Cultural Center Association; Vice Chairman, New Detroit, Inc.; and Director of the Metropolitan Detroit Health Planning Council. Mr. Johnson is also a Director of Detroit Symphony Orchestra Hall, Inc., a Trustee of the Founders Society of the Detroit Institute of Arts, and past Chairman of the City of Detroit Board of Police Commissioners.

               CONTINUING DIRECTORS WHOSE TERM EXPIRES IN 1995


- ---------------     DALE A. JOHNSON
                    Age: 56, Director since 1992
                    Chairman: Compensation Committee
                    Member: Finance Committee
     PHOTO          Attendance: 100% of Board and Committee Meetings

                    Mr. Johnson has been Chairman and Chief Executive
                    Officer of SPX Corporation since 1991. He previously served
- ---------------     as President and Chief Executive Officer from 1990 to 1991, and President and Chief Operating Officer from 1988 to
                    1990. SPX Corporation designs, manufactures and markets specialty service tools and engineered components for the global motor vehicle industry.

                    Mr. Johnson is a Director of SPX Corporation and
                    Douglas and Lomason Company. He is Chairman of the Motor Equipment Manufacturing Association and a Trustee of the Muskegon County Community Foundation and the Owatonna Foundation.

- ---------------     WILLIAM K. MCCRACKIN
                    Age: 60, Director since 1988
                    Attendance: 100% of Board Meetings

     PHOTO          Mr. McCrackin has been Vice Chairman and Chief
                    Financial Officer of MCN since August 1988 and Treasurer from August 1988 to September 1992. Mr. McCrackin served as Vice Chairman of MichCon from 1986 until September 1992 and
- ---------------     as Chief Financial Officer of MichCon from 1985 until
                    September 1992. He has been a Director of MCN Investment Corporation since 1988 and a Director of MichCon since 1984.

                    Mr. McCrackin is currently a Trustee and Chairman of the Detroit Science Center. He is a Director and Vice Chairman of Junior Achievement of Southeastern Michigan and Director of Greater Detroit Chamber of Commerce. Mr. McCrackin is also a member of the NAACP.

           SECURITY OWNERSHIP OF MANAGEMENT (AS OF JANUARY 31, 1994)

                                                                   AMOUNT AND
                                  NAME OF                          NATURE OF
  TITLE OF                       BENEFICIAL                        BENEFICIAL         PERCENT OF
    CLASS                          OWNER                        OWNERSHIP(1)(2)         CLASS
- -------------    ------------------------------------------     ----------------      ----------
Common Stock     Alfred R. Glancy III......................          146,355(3)           .5%
Common Stock     William K. McCrackin......................           25,354(3)           .1%
Common Stock     Stephen E. Ewing..........................           26,160(3)           .1%
Common Stock     Roger Fridholm............................            1,300               *
Common Stock     Frank M. Hennessey........................            4,323               *
Common Stock     Thomas H. Jeffs II........................              500               *
Common Stock     Arthur L. Johnson.........................              466               *
Common Stock     Dale A. Johnson...........................            1,200               *
Common Stock     Helen O. Petrauskas.......................              217               *
Common Stock     Howard F. Sims............................              700               *
Common Stock     Daniel L. Schiffer........................            9,773(3)            *
Common Stock     Patrick J. Scullion.......................           34,257(3)           .1%
                 Directors and executive officers as a
Common Stock     group.....................................          250,605              .8%

- -------------------------
 *  Less than 0.1%

(1) Voting power and investment power in many instances are shared with another as joint tenant.

(2) Includes shares of restricted stock awarded by MCN. Beneficial owners of restricted stock have power to vote the shares, but do not have investment power until the shares vest.

(3) Includes shares held in the MichCon Savings and Stock Ownership Plan (the Savings Plan). The beneficial owners of the shares have sole voting power on all shares. Beneficial owners have investment power on all shares except those purchased by MCN and held as restricted under provision of the Savings Plan.

MEETINGS AND COMMITTEES OF THE MCN BOARD

     The MCN Board of Directors held eight regular meetings during 1993 and also served on standing committees of the Board. The directors attended an average of 95% of all meetings of the Board and Committees on which they served. A majority of directors attended all meetings of the Board. The MCN Board has the following standing committees.

     AUDIT COMMITTEE -- The Audit Committee, which held three meetings during 1993, recommends to the MCN Board the selection of independent auditors; reviews the scope of audit procedures and the results of the respective audits and recommendations to management; reviews auditors' fees, annual financial statements, adequacy of internal audit procedures and results of those procedures; and reviews MCN's policies relating to business conduct.

     COMPENSATION COMMITTEE -- The Compensation Committee held two meetings during 1993. Subject to MCN Board approval, the Compensation Committee establishes the salaries and other direct compensation for officers of MCN, Michigan Consolidated Gas Company (MichCon) and MCN Investment Corporation (MCNIC); and reviews and makes recommendations regarding the salary policies for other officers, management and supervisory personnel.

     FINANCE COMMITTEE -- The Finance Committee held two meetings during 1993. The Finance Committee reviews and consults with management and makes recommendations to the MCN Board regarding the financial affairs of MCN and its subsidiaries, including the review of financial plans, recommendations regarding the timing and amount of securities to be issued, and investment policies of the trusteed benefit plans and other corporate funds.

     CORPORATE RESPONSIBILITY COMMITTEE -- The Corporate Responsibility Committee, which held two meetings during 1993, consults with management regarding corporate contributions and contributions from the MichCon Foundation, reviews and recommends to the MCN Board an annual corporate contribution budget, and conceives and recommends programs to assure that MCN and its subsidiaries carry out their respective corporate responsibilities in an effective and efficient manner.

DIRECTORS' COMPENSATION

     Officers of MCN or its subsidiaries who serve on the MCN Board do not receive any additional compensation for service as directors. However, directors of MCN who are not employees of MCN receive an annual fee of $18,000. Such directors are also paid a fee of $750 for attendance at each MCN Board and committee meeting. Directors are eligible to participate in a plan which provides for deferral of all or part of their annual fee, with interest accrued on amounts deferred. The deferral plan also includes a pre-retirement survivor benefit which provides the participant's beneficiary with a payment equal to the present value of any deferrals that would have been made prior to normal retirement. In addition, based upon shareholder passage of Proposal 2, MCN's outside directors will continue to receive 100 shares of MCN Common Stock annually. (See Proposal 2 on page 19 for details.) It is anticipated that future increases in Non-officer Director compensation will be primarily through additional shares of MCN Common Stock.

     Non-officer Directors also participate in the Supplemental Death Benefit and Retirement Income Plan. Under the plan, if a Non-officer Director dies while in office, the director's surviving spouse is entitled to a lump-sum payment of $100,000. This plan also provides that in the event a Non-officer Director holds office until reaching age 65 or older and thereafter ceases to hold office, otherwise than by death, the director can elect to receive either (i) a supplemental retirement benefit of $10,000 annually for each of the ten years following the date the director ceased to hold office, or (ii) a post-retirement death benefit of $100,000 payable solely to the director's surviving spouse upon the director's death.

EXECUTIVE COMPENSATION

     The following table sets forth the aggregate compensation paid or awarded for performance from 1991 through 1993 to the Chief Executive Officer and the four most highly paid executive officers of MCN.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM COMPENSATION
                                            ANNUAL COMPENSATION    -------------------------------
                                                                             RESTRICTED                    ALL
             NAME AND                       -------------------                 STOCK                     OTHER
             PRINCIPAL                       SALARY     BONUS                 AWARDS(4)              COMPENSATION(5)
             POSITION                YEAR    ($)(2)     ($)(3)                   ($)                       ($)
- -----------------------------------  ----   --------   --------    -------------------------------   ---------------
A. R. Glancy III...................  1993    430,000   XXX,XXX                    0                       22,933
  Chairman,                          1992    421,250   180,600                    0                       21,063
  President, & Chief                 1991    390,000   147,000                 115,000                    19,417
  Executive Officer
S. E. Ewing........................  1993    310,000   XXX,XXX                    0                       15,500
  President & Chief                  1992    295,000   111,600                    0                       14,750
  Executive Officer,                 1991    277,000    89,300                 80,500                     13,800
  MichCon
W. K. McCrackin....................  1993    275,000   XXX,XXX                    0                       14,666
  Vice Chairman &                    1992    272,000    99,000                    0                       13,600
  Chief Financial                    1991    260,250    83,900                 75,900                     12,967
  Officer
P. J. Scullion(1)..................  1993    225,000    XX,XXX                    0                       11,250
  President &                        1992    213,150    81,000                    0                       10,658
  Chief Executive                    1991    199,200    58,800                 46,000                      9,927
  Officer, MCN
  Investment
  Corporation
D. L. Schiffer.....................  1993    158,650    XX,XXX                    0                        7,901
  Vice President,                    1992    152,075    41,300                    0                        7,505
  General Counsel &                  1991    144,725    35,500                 23,000                      7,210
  Secretary

- -------------------------
(1) For P. J. Scullion, represents total compensation for services rendered as an officer of MCN Investment Corporation. He retired effective December 31, 1993.

(2) As part of the 1992 redesign of the executive compensation program, there was no salary increases in 1993 for the named executive officers, other than
    D. L. Schiffer, whose base salary was increased on April 1, 1993. Base salaries for A. R. Glancy III and W. K. McCrackin were last increased on April 1, 1992. Due to additional responsibilities, base salaries for S. E. Ewing and P. J. Scullion were last increased October 1, 1992.

(3) Amounts under the MCN Corporation Annual Management Performance Plan are shown for the year upon which performance is measured. They are paid in February of the subsequent year.

(4) Shares previously awarded under the MCN Stock Incentive Plan were awarded in May subsequent to the year upon which performance was measured. The amounts shown reflect the value of the shares on the date of grant. These shares are restricted as to vesting for a period of approximately six years from date of issuance. Persons holding such shares possess voting power but do not possess investment control. Regular dividends are paid on the restricted stock.

                                           Footnotes continued on following page

    The following table reflects the aggregate restricted stock holdings, including awards in years prior to those reflected in the Summary Compensation Table, for the above named executive officers and the value of the aggregate shares as of the date of grant and the value as of December 31, 1993:

                                                                  VALUE --       VALUE --
                                                    AGGREGATE     DATE OF      DECEMBER 31,
                                                    SHARES(#)     GRANT($)       1993($)
                                                    ---------    ----------    ------------
     A. R. Glancy III............................     29,500     $  609,125     $1,025,125
     S. E. Ewing.................................     20,650        426,388        717,588
     W. K. McCrackin.............................     19,470        402,023        676,583
     P. J. Scullion..............................      0             0              0
     D. L. Schiffer..............................      5,900        121,825        205,025
     Executive officers as a group...............     75,520      1,559,361      2,624,321

    The restricted stock holdings of P. J. Scullion vested on December 1, 1993. Consequently, he had no restricted stock holdings as of December 31, 1993.

(5) Amounts shown in this column represent the Company's contributions to defined contribution plans.

             ------------------------------------------------------

     Beginning with the 1992 performance year, the Company revised its Stock Incentive Plan replacing restricted stock awards with performance units. Performance units are awarded in February subsequent to the year upon which performance is measured. Performance units awarded for the 1993 performance year are indicated in the table below.

                       LONG-TERM INCENTIVE PLAN -- AWARDS
                              IN LAST FISCAL YEAR

                                                                            PERFORMANCE
                                                                                OR
                                                                               OTHER
                                                                              PERIOD
                                                              NUMBER OF        UNTIL
                                                                UNITS       MATURATION
                                NAME                             (#)         OR PAYOUT
          ------------------------------------------------   -----------    -----------
          A. R. Glancy III................................      XX,XXX        3 years
          S. E. Ewing.....................................       X,XXX        3 years
          W. K. McCrackin.................................       X,XXX        3 years
          P. J. Scullion..................................       X,XXX        3 years
          D. L. Schiffer..................................       X,XXX        3 years

Each performance unit is equivalent to a share of MCN Common Stock. The performance units initially granted are based on MCN's total shareholder return for the previous three years compared to the total shareholder return for a group of peer companies over the same period. Once initially granted, regular dividend equivalents are paid on those performance units. The initial grants are adjusted upward or downward after a three year period based on MCN's total shareholder return for this subsequent period compared to the total shareholder return for a group of peer companies over the same period. The final grant, which is expected to be paid 50% in cash and 50% in MCN Common Stock, will range from zero to 200% of the initial grant and the stock must be held, except for extraordinary circumstances, until the recipient retires, dies or otherwise terminates employment.

The MCN Stock Option Plan was replaced by the MCN Stock Incentive Plan effective May 1989. No new options have been awarded since February 1987.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                             FY-ENDED OPTION VALUES

                                                                         NUMBER OF
                                                                        SECURITIES          VALUE OF
                                                                        UNDERLINING        UNEXERCISED
                                                                        UNEXERCISED       IN-THE-MONEY
                                                                        OPTIONS AT         OPTIONS AT
                                                                      FISCAL YEAR-END    FISCAL YEAR-END
                                             SHARES                         (#)                ($)
                                           ACQUIRED ON     VALUE
                                            EXERCISE      REALIZED     EXERCISABLE/       EXERCISABLE/
                  NAME                         (#)          ($)        UNEXERCISABLE      UNEXERCISABLE
- ----------------------------------------   -----------    --------    ---------------    ---------------
A. R. Glancy III(1).....................       0             0               0                  0
S. E. Ewing.............................       0             0               0                  0
W. K. McCrackin.........................       0             0               0                  0
P. J. Scullion..........................    20,036        $350,855           0                  0
D. L. Schiffer..........................       0             0               0                  0

- -------------------------
(1) In order to encourage executives to maintain their holdings in shares purchased under the Stock Option Plan, the Company provides loans at an interest rate in accordance with IRS guidelines based on the market yield of U.S. short-term marketable securities. Pursuant to this provision, Mr. Glancy initiated a loan in 1991, at an interest rate of 6.57% which was refinanced during 1992 in conjunction with the exercise of additional stock options by Mr. Glancy. The new loan, at the then current interest rate of 4.43%, covered a maximum of $1,250,708, including interest, during 1993. A balance of $1,151,919, including interest, was outstanding as of December 31, 1993. The loan is secured by 84,814 shares of MCN Common Stock with a year-end market value of $2,947,287.

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

     MCN entered into Change of Control Employment Agreements with its five named executive officers during 1990. The agreements generally have a term of three years beginning with the change of control, obligate the officer to continue to serve MCN in the officer's then current capacity, and require MCN to compensate the officer in an amount at least equal to the officer's base salary plus the average annual bonus paid to the officer during the preceding three years and provides for the vesting of various unfunded benefits. The agreements also provide for the grossed-up payment of any Federal excise taxes due from the executive as a result of any payments received under the agreement and provide three years of continued participation in MCN's benefit and retirement programs. MCN's obligations to the officer, including the obligation to pay base salary and any bonuses, can only be extinguished if the officer's employment is terminated by MCN for "good cause," by the officer without "good reason," both as defined in the agreements, or by death or disability.

RETIREMENT PLANS



                                 PENSION PLAN TABLE
                                                     ANNUAL RETIREMENT BENEFIT
                                                       FOR YEARS OF SERVICE
                               ---------------------------------------------------------------------
        FINAL AVERAGE             15             20             25             30             35
      ANNUAL EARNINGS            YEARS          YEARS          YEARS          YEARS          YEARS
- ----------------------------   ---------      ---------      ---------      ---------      ---------
  $100,000..................   $  27,300      $  36,400      $  45,500      $  54,600      $  63,700
   150,000..................      41,000         54,700         68,400         82,100         95,700
   200,000..................      54,800         73,000         91,300        109,500        127,800
   250,000..................      68,500         91,300        114,100        137,000        159,800
   300,000..................      82,200        109,600        137,000        164,400        191,800
   350,000..................      95,900        127,900        159,900        191,900        223,800
   400,000..................     109,700        146,200        182,800        219,300        255,900
   450,000..................     123,400        164,500        205,600        246,800        287,900
   500,000..................     137,100        182,800        228,500        274,200        319,900

     RETIREMENT PLANS. All salaried employees of MCN and certain of its subsidiaries (the Participating Companies) participate in a noncontributory, defined benefit retirement plan (the Retirement Plan). Under the Retirement Plan, the monthly pension at normal retirement (age 65) is calculated using a formula providing a single life monthly benefit equal to (a) 1.33% of final average monthly earnings multiplied by the number of total years of credited service with the Participating Companies; plus (b) 0.5% of final average monthly earnings which exceed a 35 year average social security wage base multiplied by the number of years of credited service up to 35 years. Early retirement benefits (at a reduced benefit if such retirement is before the participant attains age 62) are permitted under the plan on or after the date a participant attains age 55, if the participant's age plus years of credited service (as defined in the plan), equals or exceeds 70. An employee's final average monthly earnings is defined as his or her highest average monthly earnings for a consecutive 60-month period during the participant's last 15 years of employment. An employee is not vested under the Retirement Plan until he or she has completed five years of credited service or has attained age 65.

     A Nonqualified Retirement Plan is also maintained which provides for the payment of benefits that would otherwise be payable under the Retirement Plan but for limitations imposed by Federal tax law on benefits paid by qualified plans.

     The table above illustrates the total estimated annual normal retirement pension benefits including the Nonqualified Retirement Plan amounts, if applicable, that will be payable upon normal retirement at age 65 to participants for the specified remuneration and years of credited service classifications. The table does not reflect any reductions in retirement benefits that would result from the selection of one of various available survivorship options or the election to retire prior to age 65. Benefit amounts are computed on a straight life annuity basis.

     As of December 31, 1993, the credited years of service (rounded to the nearest whole year) for each of the individuals detailed under "Executive Compensation" on page 9, are as follows: Mr. Glancy, 31 years; Mr. Ewing, 22 years; Mr. McCrackin, 38 years; Mr. Scullion, 38 years and Mr. Schiffer, 17 years.

     SUPPLEMENTAL DEATH BENEFIT AND RETIREMENT INCOME PLAN. The Company's executive officers and certain other officers of the Participating Companies currently participate in a Supplemental Death Benefit and Retirement Income Plan. Under this plan, the pre-retirement death benefits payable to an employee's surviving spouse, are 50% of the employee's final salary until such time as the employee would have reached age 65; thereafter, payments are 20% of salary until the employee would have reached age 75. At retirement an employee may elect to receive (i) annual supplemental retirement income equal to 20% of the employee's final annual salary payable for a period of ten years after age 62; or (ii) other available post retirement benefits which are actuarially equivalent to the ten-year payment option.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

     Mr. Thomas H. Jeffs II serves on the Compensation Committee of MCN. Mr. Jeffs is an executive officer of NBD Bancorp and its principal subsidiary, NBD Bank, N.A. Mr. Alfred R. Glancy III, Chairman, President and Chief Executive Officer of MCN, serves as a Director of NBD Bancorp and NBD Bank, N.A.

     The MCN Board of Directors passed a resolution in December 1992 prohibiting an officer-director of MCN from serving on the Compensation Committee of an unaffiliated corporation if an officer-director of the unaffiliated corporation serves on the MCN Compensation Committee. Also, no director of MCN can serve on the MCN Compensation Committee if he or she is an officer-director of an unaffiliated corporation on whose Compensation Committee one or more officer-directors of MCN serve. Mr. Jeffs' service on the MCN Compensation Committee and Mr. Glancy's service as a Director of NBD Bancorp and NBD Bank, N.A. are consistent with the MCN resolution.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION.

     The Compensation Committee (the Committee) establishes MCN's strategic compensation objectives. The Committee then monitors and evaluates the design and effectiveness of MCN's executive pay programs against those objectives. For 1993, under Committee review, MCN's executive compensation programs were redesigned to more explicitly link executive pay with MCN's strategic direction and Company objectives. Following is a summary of MCN's current executive compensation objectives:

OBJECTIVES & METHODOLOGY:

     The primary and overriding objective is to provide a total compensation package that allows MCN to attract, retain and motivate executive employees. In doing so,

      - MCN establishes total compensation opportunity (base salary plus annual incentive and long-term incentive) at competitive levels. The methodology used to determine market competitiveness is an annual survey of MCN's peer companies(1) as well as analysis of national and industry executive compensation data.

           - Base salary levels are generally set between the 40th and 65th percentile relative to peer companies.

           - Total compensation opportunity can exceed that of peer companies (90th percentile or greater) when MCN performance warrants.

      - Performance, both Company and individual, drive total compensation levels.

           - Overall executive effectiveness, assessed against a set of objectives, determines base pay increases.

           - Annual incentives relate to attaining financial, operating, and individual objectives.

           - Long-term incentives relate to creating shareholder value.

      - Variable (incentive) compensation opportunity is set at levels to put a significant percentage of executive compensation at risk, thus linking executive and shareholder interests. Current programs put approximately 50% of CEO compensation at-risk.

      - Program design encourages and increases stock ownership by executives to better align their interests with those of shareholders. Currently, any awards under the long-term incentive plan are paid out 50% in stock with a requirement, except for extraordinary circumstances, that the executive retain ownership while actively employed by the Company or any of its affiliates.
- -------------------------
(1) Peer Companies are: Arkla, Atlanta Gas Light, Brooklyn Union Gas, CMS Energy, Columbia Gas Systems, Consolidated Natural Gas, Detroit Edison, Equitable Resources, Laclede Gas, National Fuel Gas, NICOR, Peoples Energy Corp., Southwest Gas, Washington Gas Light, and WICOR.

      - All components of executive compensation programs are communicated to participating executives to insure they understand the opportunity (and the risks) available based on performance, thus increasing the motivational impact of the plans.

ROLE OF THE COMMITTEE:

     Specifically, the Committee makes recommendations to the Board of Directors on the compensation levels of all officers of MCN, MCNIC and MichCon, and reviews the recommendations for base pay, annual incentive awards and long-term incentive awards for the other executives of the Company. In addition, the Committee has oversight responsibility for all the Company's compensation programs to ensure that they are aligned with the mission and objectives of the Company.

     In fulfilling these responsibilities, the Committee utilizes the internal compensation function or outside consultants to:

      - Research and summarize pay and incentive practices of peer companies and industry averages.

      - Develop and recommend annual merit program and long and short-term incentive award parameters.

     In 1993, the Committee did not utilize outside compensation consultants.

SPECIFIC DISCUSSION ON THE COMPONENTS OF EXECUTIVE COMPENSATION:

     The components of an MCN executive's direct compensation consist of base salary, annual incentives and long-term incentives. These are discussed below:

          BASE SALARY -- The base salary of an executive is established when entering the position, based on the individual's experience, internal equity and external market comparison. Thereafter, increases to base salary are determined by the executive's individual performance assessed against a set of objectives. Emphasis is on demonstrating corporate strategic leadership in attaining business objectives and on a visible commitment to the Company's Visions & Values. Increases to base salary are made within the same guidelines of the merit program in effect for all nonunion employees.

          Base salary for the CEO, Mr. Alfred R. Glancy III, and other executives are reviewed annually based on an assessment of Company performance, individual performance, salary position relative to the external market, the Company's internal merit program and MCN's stated compensation objectives on base salary. In February 1994, the Committee determined [information to follow]

          INCENTIVE AWARDS -- Incentive Awards are based on Company performance results compared to internal financial and operational performance targets, and the financial performance of peer companies. Incentive Awards are comprised of Annual Incentives and Long-Term Incentives, which are discussed below.

             ANNUAL INCENTIVES ("THE ANNUAL MANAGEMENT PERFORMANCE PLAN") -- Payout under the Company's annual incentive plan is based on the performance of the Company and the individual executive's performance, as measured against goals established by the Committee prior to the start of the fiscal year.

             In 1993, the measures of Company performance used to determine annual incentive awards were as follows:

             - for MichCon executives, the achievement of combined financial and operating goals. Specifically for 1993:

              Authorized rate of return (AROR) -- weighted 70%

              Customer Satisfaction -- weighted 10% (measured through point-of-service survey)

              Employee Satisfaction -- weighted 10% (measured through an annual employee survey)

              Safety -- weighted 10% (measured by number of lost work days)

             - for MCN Investment Corporation (MCNIC), the achievement of a net income goal.

             - for MCN executives, the weighted combination of MichCon and MCNIC results. Weighting is determined annually by the Committee prior to the start of the fiscal year. For 1993, the weighting was 80% MichCon and 20% MCNIC.

             In 1993, the standard award opportunity for the CEO was 35% of base salary. Standard awards for the xx other eligible executives ranged from 15% to 30%. The actual award could exceed or be less than the standard award depending on the achievement of the Company performance measures discussed above. Payout of any portion of the award is based on individual performance.

             MichCon's performance in 1993, using the above measures, resulted in an annual incentive award fund equal to 112% of the standard payout. MCNIC performance in 1993 was 107% of target net income. Combining the weighted performance of these two MCN subsidiaries resulted in an MCN award fund equal to 111% of the standard payout. For CEO, Alfred R. Glancy III, this produced an award of 38.9% of his 1993 base salary.

             In 1993, a teamwork incentive program was introduced at MichCon and MCN for employees not covered by the executive compensation programs. Awards are paid on the basis of both Company and team performance.

             LONG-TERM INCENTIVES ("PERFORMANCE UNIT PLAN") -- In late 1992, the Company redesigned its long-term incentive program to place a larger portion of long-term incentives at-risk, encourage a more strategic focus on long-term performance from a shareholder perspective, and increase the retention value of the plan.

             The new program awards performance units to executives based on total shareholder return, as compared to the peer group described earlier covering a six-year period. This period is divided into two parts. The first three years determines the initial grant of performance units. Participants receive dividend equivalents on the performance units during the subsequent three-year period. The initial grant is adjusted upward or downward based upon performance over that subsequent three-year period. The final award, if any, is expected to be paid 50% in cash and 50% in stock that is not transferrable, except for extraordinary circumstances, until the participant retires, dies or otherwise terminates employment. Both the initial grant and the final award are made using the following zero to 200% scale, based on MCN's performance ranking within its peer group:

        PERFORMANCE
          RANKING         PERCENT OF
        (QUARTILE)      STANDARD AWARD
        -----------     --------------

        First           125% - 200%

        Second           75% - 150%

        Third            25% - 100%

        Fourth            0% -  50%

             Under the 1992 redesign, the standard award for the CEO is set at 8,000 shares. The standard awards for 46 other participating executives range from 500 to 5,000 shares. This design is extended to meet the Company's compensation objectives by providing both risk and reward potential tied to competitive performance as measured by total return to shareholders.

             For the three-year period 1991-1993, MCN's total return to shareholders was approximately xx%, which placed the Company at the top of its peer group. Using the program guidelines and considering MCN's top ranking, the Committee granted awards at xx% of the standard award level. For CEO, Alfred R. Glancy III, the Committee granted xx,xxx performance units.

             These units may be as much as doubled or forfeited completely based on how MCN's total shareholder return compared to peer companies for the 1994-1996 period.

CONCLUSION

     We believe that MCN's Executive Compensation programs closely align each executive's total compensation potential with individual and Company performance and shareholder returns, while providing a balanced compensation mix between base pay and incentives that is market and performance driven. We believe these programs allow MCN to attract, retain and motivate executive employees. It is the Compensation Committee's intent to ensure that these alignments continue into the future and to review and refine the Company's pay and incentive programs to reflect this objective.

THE COMPENSATION COMMITTEE

Dale A. Johnson, Chairman
Frank M. Hennessey
Thomas H. Jeffs II
Helen O. Petrauskas

PERFORMANCE GRAPH


                        COMPARISON OF $100 INVESTED IN
                        MCN STOCK SINCE DECEMBER 1988

                          With Dividends Reinvested


                            [KEY CAMERA READY GRAPH]






DATE         MCN                S&P 500    S&P UTILITY       PEER GROUP
- -----        -------            -------    -----------       ----------
12/88        $100.00            $100.00       $100.00           $100.00
12/89        $136.06            $131.53       $147.27           $146.17
12/90        $135.03            $127.35       S143.22           $141.17
12/91        $164.97            $166.28       $164.32           $144.48
12/92        $223.36            $179.06       $177.72           $162.91
12/93        $264.50            $196.95       $203.29           $183.49

- ---------------------------------------------
(1) The above graph compares the performance of MCN Corporation with that of a broad equity market index, the S&P 500 Composite, and a published industry specific index, the S&P Utilities Composite. Also included is the performance of a peer group of companies used in connection with the Company's long-term incentive plan. These peer companies include the following: Arkla, Atlanta Gas Light, Brooklyn Union Gas, CMS Energy, Columbia Gas Systems, Consolidated Natural Gas, Detroit Edison, Equitable Resources, Laclede Gas, National Fuel Gas, NICOR, Peoples Energy Corp., Southwest Gas, Washington Gas Light, and WICOR.

(2) The returns for each company included in the peer group are weighted according to the company's stock market capitalization at the beginning of each month.

PROPOSAL 2 -- RATIFICATION OF THE MCN CORPORATION'S NON-OFFICER DIRECTOR STOCK AWARD PLAN

     MCN Corporation has adopted, effective May 6, 1993, subject to ratification by stockholders, a Non-Officer Director Stock Award Plan (the Plan). The purpose of the Plan is to enhance MCN's ability to attract and retain the services of well-qualified directors who are not officers or employees of MCN or any of its subsidiaries (Non-officer Directors) by providing them with an opportunity to participate in the growth of MCN and to align their interests with those of MCN's stockholders. In 1993, each Non-officer Director received a grant of 100 shares of MCN Common Stock. Stockholder approval of the Plan will enable MCN to remain competitive with a number of companies using stock as a method of Non-officer Director compensation, and will comply with requirements of applicable federal securities law.

     The full text of the Plan is set forth as Exhibit A to this Proxy Statement. The following is a summary of the material features of the Plan, and is qualified in its entirety by reference to the Plan as set forth in Exhibit A.

     The operation of the Plan is automatic, and awards are granted pursuant to the Plan. Following stockholder ratification, on the first business day after each annual meeting of stockholders, each Non-officer Director who was elected at the meeting or whose term continued thereafter as a director will be granted 100 shares of MCN Common Stock. The number of shares to be granted annually to each Non-officer Director may be changed by a majority vote of the MCN Board, but provided, that any changes in the number of shares granted shall be made no more often than once in any 12-month period. The shares awarded under the Plan will be in addition to the Non-officer Director annual retainer fee, meeting fees, or other compensation payable to each Non-officer Director as a result of his or her service on MCN's Board of Directors.

     The Plan will remain in effect until terminated by action of the MCN Board. The MCN Board may terminate, amend or modify the Plan at any time and from time to time; provided, however, such amendments may not be made more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder. In addition, the MCN Board shall not, without the requisite affirmative approval of stockholders of MCN, make any amendment which requires stockholder approval under any applicable law, including Rule 16b-3 under the Securities Exchange Act of 1934, unless such compliance, if discretionary, is no longer desired. Rule 16b-3 currently requires stockholder approval of amendments which would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of securities issuable under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan.

     Shares to be issued under the Plan may be authorized and unissued shares or authorized and issued shares of MCN Common Stock. Provided, however, that the number of Shares that may be issued under this Plan subsequent to March 1, 1994 may not exceed 1% of the number of shares issued and outstanding on March 1, 1994.

     The table below sets forth the dollar value and number of shares which were awarded to Non-officer Directors in 1993 subject to the ratification of the Plan by shareholders:

                               NEW PLAN BENEFITS
                      MCN CORPORATION NON-OFFICER DIRECTOR
                                STOCK AWARD PLAN

                                                                            DOLLAR       NUMBER
                                                                           VALUE ($)    OF SHARES
                                                                           ---------    ---------
Non-employee Director Group
  (7 persons)...........................................................    $23,450        700

- -------------------------
(1) The amount shown reflects the value of the shares on the date of grant.

     THE MCN BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE FOR THIS
PROPOSAL.

PROPOSAL 3 -- APPROVAL TO AMEND THE MCN CORPORATION ARTICLES OF INCORPORATION

     The Company currently is authorized by its Articles of Incorporation to issue 50 million shares of MCN Common Stock. As of December 31, 1993, MCN has issued and outstanding 29,496,363 shares of MCN Common Stock, leaving 20,503,637 shares unissued and reserved for issuance. Approval of Proposal 3 would amend the Company's Articles of Incorporation by increasing the authorized number of shares of MCN Common Stock to 100 million and the unissued and reserved shares, therefore, to 70,503,637. The MCN Board has recommended that the Company's MCN Common Stock shareholders approve this amendment to the Articles of Incorporation of the Company, as amended, (the Articles) to effect an increase in the number of authorized shares of MCN Common Stock to 100 million (the Increased Shares Proposal). This proposal will be adopted upon receiving the affirmative vote of a majority of the outstanding shares of MCN Common Stock of the Company. The text of the Company's Articles, as it is proposed to be amended, is set forth in Exhibit B to this Proxy Statement.

     The Increased Shares Proposal is intended to increase the Company's flexibility by increasing the number of shares of MCN Common Stock that can be issued without the necessity for further shareholder approval. The MCN Board believes that the increased flexibility provided by the amendment will enable the Company promptly and appropriately to respond to future financing needs, stock splits and other business opportunities.

     For example, although not currently under consideration, the MCN Board from time to time considers the appropriateness of stock splits on MCN Common Stock. The ability to split the Company stock is currently restricted by the fact that presently there are fewer unissued and unreserved shares than outstanding and reserved shares. In addition, given the number of currently outstanding and reserved shares and the number of additional shares that might be required to be issued and reserved, the Company could not effect certain transactions without obtaining shareholder approval for an increase in the authorized number of shares of MCN Common Stock. The cost, prior notice requirement and delay involved in obtaining shareholder approval at the time that a transaction may become desirable could make it difficult or impossible to effect the transaction. The additional shares of MCN Common Stock, together with other authorized and unissued shares, generally would be available for issuance without any requirement for further shareholder approval, unless shareholder action is required by applicable law or by the rules of the stock exchange on which the Company's securities may then be listed.

     Although the MCN Board will authorize the issuance of additional shares only when it considers doing so to be in the best interests of shareholders, the issuance of additional MCN Common Stock may, among other things, have a dilutive effect on earnings and equity per share of MCN Common Stock and on the voting rights of holder of shares of MCN Common Stock.

     In addition to the Company's authorization to issue MCN Common Stock, the Company is also authorized to issue 25 million shares of Preferred Stock, no par value (Preferred Stock), of which no shares are outstanding.

     THE MCN BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE FOR THIS
PROPOSAL.

PROPOSAL 4 -- SELECTION OF AUDITORS

     The MCN Board has selected Deloitte & Touche as independent auditors to audit the financial statements of MCN and its subsidiaries for the year ending December 31, 1994 and is submitting its choice for ratification by shareholders. Deloitte & Touche, or its predecessor, has served as MCN's auditors since 1988 and MichCon's auditors since 1986. A representative of Deloitte & Touche will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and respond to appropriate questions. If the appointment is not ratified, the MCN Board will appoint another firm as the independent auditors for the year ending December 31, 1994.

     THE MCN BOARD OF DIRECTORS RECOMMENDS THE RATIFICATION OF DELOITTE & TOUCHE AS INDEPENDENT AUDITORS, TO AUDIT THE FINANCIAL STATEMENTS OF THE CORPORATION AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 1994.

COST OF SOLICITATION OF PROXIES

     The cost of soliciting Proxies will be borne by MCN and the solicitation will be made by use of the mails, personally or by telephone or telegraph by officers, directors and regular employees of MCN and its subsidiaries who will not be additionally compensated therefor. The firm of Corporate Investor Communications, Inc. has been retained to assist with the solicitation of broker and nominee Proxies at a cost of approximately $6,000. MCN will also reimburse banks, brokers, nominees and other fiduciaries for reasonable expenses incurred by them in forwarding the Proxy material to the beneficial owners of MCN Common Stock.

FILINGS UNDER SECTION 16(a)

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file reports with the Securities and Exchange Commission of ownership and changes in ownership of the Company's equity securities. The Company believes that during the 1993 fiscal year, all filing requirements applicable to its officers and directors were complied with, except Dale A. Johnson's filing on June 15, 1993, rather than June 10, 1993, of a Form 4, Statement of Changes in Beneficial Ownership of Securities, with respect to his purchase on May 6, 1993 of 300 shares of MCN Common Stock.

SHAREHOLDER PROPOSALS

     Shareholder proposals to be considered for inclusion in MCN's 1995 proxy statement for presentation at the 1995 Annual Meeting of Shareholders must be received by the Secretary of MCN at 500 Griswold Street, Detroit, Michigan 48226, no later than November 8, 1994. Other shareholder proposals concerning business to be conducted at MCN's annual meeting must be received by the Secretary of MCN at 500 Griswold Street, Detroit, Michigan 48226 not earlier than January 28, 1995 nor later than February 27, 1995.

                                                                       EXHIBIT A

               PROPOSAL 2 -- RATIFICATION OF THE MCN CORPORATION
                     NON-OFFICER DIRECTOR STOCK AWARD PLAN

                                MCN CORPORATION
                              NON-OFFICER DIRECTOR
                                STOCK AWARD PLAN

     1. ESTABLISHMENT. MCN Corporation ("MCN") hereby establishes the MCN Corporation Non-officer Director Stock Award Plan (the "Plan"), as set forth in this document.

     2. PURPOSE. The purpose of the Plan is to enhance MCN's ability to attract and retain the services of well-qualified directors who are not officers or employees of MCN or any of its subsidiaries ("Non-officer Directors") by providing them with an opportunity to participate in the growth of MCN and to align the personal interests of Non-officer Directors with those of MCN's stockholders.

     3. DURATION OF THE PLAN. The Plan shall become effective immediately upon approval of MCN's Board of Directors, subject to ratification by MCN's stockholders, within one year of the Board of Director's approval, by an affirmative vote of a majority of shares voting at the stockholders' meeting, so long as a quorum is present. The Plan shall remain in effect until terminated by action of the Board of Directors.

     4. SHARES ISSUABLE UNDER THE PLAN. Subject to adjustment as provided in Paragraph 5, the total number of shares of common stock of MCN ("Common Stock") which may be granted under the Plan in each year during which the Plan is in effect shall be the aggregate number of shares payable to the Non-officer Directors as set forth in Paragraph 6 of the Plan, not to exceed .03 percent of the total number of outstanding shares of MCN Common Stock as of the first day of that year. Shares to be issued under the Plan may be authorized and unissued shares or authorized and issued shares of Common Stock which have been reacquired by MCN and held as treasury shares. Provided, however, that the number of Shares that may be issued under this Plan subsequent to March 1, 1994 may not exceed 1% of the number of shares issued and outstanding on March 1, 1994.

     5. CAPITAL ADJUSTMENTS. The aggregate number and class of shares subject to and authorized by the Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from the payment of a stock dividend, stock split, recapitalization, merger, consolidation, reorganization or any similar capital adjustment or other increase or decrease in the number of outstanding shares effected without receipt of consideration by MCN.

     6. GRANTS OF COMMON STOCK. On the business day next following the date of the Annual Meeting of the Shareholders of MCN held during each calendar year during which the Plan is in effect (the "Date of Grant"), each Non-officer Director who was elected at that meeting or whose term continued thereafter as a Director at such meeting shall be granted 100 shares of Common Stock. The shares granted pursuant to this Plan shall be in addition to, and not in lieu of, the Non-officer Director's annual retainer fee, meeting fees, or other compensation payable to each Non-officer Director as a result of his or her service on MCN's Board of Directors. The number of shares to be granted annually to each Non-officer Director may be changed by a majority vote of MCN's

Board of Directors, provided, however, that any changes in the number of shares granted shall be made no more often than once in any 12-month period.

     7. TRANSFERABILITY. The shares of Common Stock granted to each Non-officer Director are not transferable by the Non-officer Director until the later of (1) the expiration of six months from the date the shares of Common Stock are issued under the Plan or (2) the date upon which the Non-officer Director ceases to be a Director of MCN, provided, however, that there shall be no restriction on the transfer of any Common Stock granted under the Plan in the event of the death of the recipient.

     8. RIGHTS OF THE STOCKHOLDER. A Non-officer Director shall have no rights as a stockholder with respect to any shares of Common Stock granted under the terms of this Plan until the Non-officer Director shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions of other rights with respect to any such shares of Common Stock for which the record date is prior to the date on which the Non-officer Director shall have become the holder of record of any such shares.

     9. TERMINATION OF SERVICE AS A NON-OFFICER DIRECTOR. In the event a Non-officer Director ceases to serve on the Board of Directors as a Director, all rights to receive future grants of Common Stock hereunder shall terminate immediately.

     10. AMENDMENT OF PLAN. The Board of Directors may terminate, amend or modify the Plan at any time and from time to time; provided, however, that such amendments may not be made more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder. Further, the Board of Directors shall not, without the requisite affirmative approval of stockholders of MCN, make any amendment which requires stockholder approval under any applicable law, including Rule 16b-3 under the Securities Exchange Act of 1934, unless such compliance, if discretionary, is no longer desired.

     11. COMPLIANCE WITH RULE 16B-3. It is intended that the Plan be applied and administered in compliance with Rule 16b-3 under the Securities and Exchange Act of 1934. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Board of Directors.

     12. SECURITIES LAW RESTRICTIONS. MCN may impose such other restrictions on any shares of Common Stock granted pursuant to this Plan as it may deem advisable including, but not limited to, restrictions intended to achieve compliance with the Securities Act of 1933, as amended, with the Securities and Exchange Act of 1934, as amended, with the requirements of any stock exchange upon which the Common Stock is then listed, and with any Blue Sky or state securities laws applicable to such Common Stock.

     13. GOVERNING LAW. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Michigan and construed in accordance therewith, to the extent not preempted by the laws of the United States.

                                                                       EXHIBIT B

                  PROPOSAL 3 -- AMENDMENT TO THE THIRD ARTICLE
              OF THE ARTICLES OF INCORPORATION OF MCN CORPORATION

     The THIRD article of the Articles of Incorporation of MCN Corporation is amended to read as follows:

     THIRD. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 125,000,000 shares, which shall be divided into two classes as follows:

     (a) 25,000,000 shares of Preferred Stock, no par value (Preferred Stock);
         and

     (b) 100,000,000 shares of Common Stock of the par value of $.01 per share (Common Stock).

                                                                       NOTICE OF
                                                                  ANNUAL MEETING
                                                                 OF SHAREHOLDERS
                                                                  APRIL 28, 1994
                                                                             AND
                                                                 PROXY STATEMENT

[LOGO]

/X/ PLEASE VOTE BY MARKING BOX AS SHOWN IN THIS EXAMPLE

The undersigned hereby acknowledges receipt of the proxy soliciting material relative to the Annual Meeting of Shareholders of MCN Corporation to be held on April 28, 1994. As to my interest in the Common Stock of MCN Corporation held by Putnam Fiduciary Trust Company, as Trustee under the MichCon Investment and Stock Ownership Plan, I hereby instruct the Trustee to vote as directed.



                                                                                                                For  Against Abstain
                                              For All            2.) Ratification of the MCN Corporation's     /  /   /  /    /  /
                             For    Withhold  Except                 Non-Officer Director Stock Award Plan.
1.) Election of Directors:  /  /     /  /     /  /                                                              For  Against Abstain
                                                                 3.) Approval to amend the MCN Corporation's   /  /   /  /    /  /
Alfred R. Glancy III, Frank M. Hennessey                             Articles of Incorporation to increase the
and Howard F. Sims                                                   number of authorized shares of MCN Common
                                                                     Stock.
If you do not wish your shares voted "FOR" a                                                                    For  Against Abstain
particular nominee, mark the "FOR ALL EXCEPT"                    4.) Ratification of appointment of Deloitte & /  /   /  /    /  /
box and strike a line through that nominee(s) name.                  Touche as independent auditors for the year
Your shares will be voted for the remaining                          ending December 31, 1994.
nominee(s).
                                                                 5.) In their discretion the Proxies are
                                                                     authorized to vote upon such other
                                                                     business as may properly come before
                                                                     the meeting or adjournment thereof.
                                                                -------------------------------------------------------------------
                                                                     Mark box at right if comments
                                                                     have been noted on the reverse              /  /
                                                                     side of this card.

                                                                     Mark box at right to request that
                                                                     an Attendance Card to the Annual           /  /
                                                                     Meeting be sent to you.


Please sign exactly as name appears hereon.
Joint owners should each sign. When signing as attorney, executor, administrator or guardian, please give full title as such.



X:                               X:                             Date:
  -------------------------        --------------------------         --------------------------
  (Shareholder sign here)          (Co-owner sign here)



- --------------------------------------------------------------------------

                             MCN CORPORATION
                               500 Griswold
                         Detroit, Michigan  48226

DEAR SHAREHOLDER:

YOUR VOTE IS VERY IMPORTANT TO THE SUCCESSFUL CONDUCT OF THE COMPANY'S BUSINESS. I STRONGLY ENCOURAGE YOU TO EXERCISE YOUR RIGHT TO VOTE YOUR SHARES. WE MUST RECEIVE YOUR VOTE PRIOR TO THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 28, 1994.

PLEASE MARK THE BOXES ON THE PROXY CARD TO INDICATE HOW YOU WISH TO VOTE YOUR SHARES. THEN SIGN, DATE AND DETACH THE CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK THE APPROPRIATE BOX ABOVE AND AN ATTENDANCE CARD WILL BE MAILED TO YOU PRIOR
TO THE MEETING.

WE, AS ALWAYS, WELCOME YOUR COMMENTS ON HOW INFORMATIVE YOU HAVE FOUND OUR PROXY STATEMENT, ANNUAL REPORT AND OTHER FINANCIAL REPORTS, INCLUDING HOW WELL WE ARE DOING AS A MANAGEMENT TEAM. PLEASE WRITE YOUR COMMENTS ON THE BACK SIDE OF THIS PROXY CARD AND CHECK OFF THE APPROPRIATE BOX ABOVE.

WE LOOK FORWARD TO MEETING YOU IF YOU ARE ABLE TO ATTEND THE ANNUAL MEETING AND THANK YOU FOR PROMPTLY RETURNING YOUR PROXY CARD.

SINCERELY,



ALFRED R. GLANCY III
CHAIRMAN, PRESIDENT
& CHIEF EXECUTIVE OFFICER

                               MCN CORPORATION
                                 500 Griswold
                           Detroit, Michigan  48226
PROXY                                                               PROXY
                   PUTNAM FIDUCIARY TRUST COMPANY, TRUSTEE
                 MICHCON INVESTMENT AND STOCK OWNERSHIP PLAN


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MCN CORPORATION.

        If I sign and return this proxy to State Street Bank & Trust/Boston Financial Data Services (BFDS) as Agent for the Trustee, you as Trustee are instructed to cause all MCN CORPORATION Common Stock in my MichCon Investment and Stock Ownership Plan Account to be voted at the Annual Meeting of Shareholders of MCN CORPORATION, to be held on April 28, 1994, and any adjournment thereof, as follows:

        As indicated by me on the reverse side, but, if I make no indication as to a particular matter, then unless otherwise indicated, as recommended by management on such matters, including matters as may properly come before the meeting.

                           DO YOU HAVE ANY COMMENTS?

- ----------------------------------------------------------------------------

- ----------------------------------------------------------------------------

- ----------------------------------------------------------------------------

/X/ PLEASE VOTE BY MARKING BOX AS SHOWN IN THIS EXAMPLE

The undersigned hereby acknowledges receipt of the proxy soliciting material relative to the Annual Meeting of Shareholders of MCN Corporation to be held on April 28, 1994. As to my interest in the Common Stock of MCN Corporation held by Putnam Fiduciary Trust Company, as Trustee under the MichCon Savings and Stock Ownership Plan, I hereby instruct the Trustee to vote as directed.



                                                                                                                For  Against Abstain
                                              For All            2.) Ratification of the MCN Corporation's     /  /    /  /    /  /
                             For    Withhold  Except                 Non-Officer Director Stock Award Plan.
1.) Election of Directors:  /  /     /  /     /  /                                                              For  Against Abstain
                                                                 3.) Approval to amend the MCN Corporation's   /  /    /  /    /  /
Alfred R. Glancy III, Frank M. Hennessey                             Articles of Incorporation to increase the
and Howard F. Sims                                                   number of authorized shares of MCN Common
                                                                     Stock.
If you do not wish your shares voted "FOR" a                                                                    For  Against Abstain
particular nominee, mark the "FOR ALL EXCEPT"                    4.) Ratification of appointment of Deloitte & /  /    /  /    /  /
box and strike a line through that nominee(s) name.                  Touche as independent auditors for the year
Your shares will be voted for the remaining                          ending December 31, 1994.
nominee(s).
                                                                 5.) In their discretion the Proxies are
                                                                     authorized to vote upon such other
                                                                     business as may properly come before
                                                                     the meeting or adjournment thereof.
                                                                -------------------------------------------------------------------
                                                                     Mark box at right if comments
                                                                     have been noted on the reverse              /  /
                                                                     side of this card.

                                                                     Mark box at right to request that
                                                                     an Attendance Card to the Annual           /  /
                                                                     Meeting be sent to you.

Please sign exactly as name appears hereon.
Joint owners should each sign. When signing as attorney, executor, administrator or guardian, please give full title as such.



X:                               X:                             Date:
  -------------------------        --------------------------         --------------------------
  (Shareholder sign here)          (Co-owner sign here)



- --------------------------------------------------------------------------

                             MCN CORPORATION
                               500 Griswold
                         Detroit, Michigan  48226

DEAR SHAREHOLDER:

YOUR VOTE IS VERY IMPORTANT TO THE SUCCESSFUL CONDUCT OF THE COMPANY'S BUSINESS. I STRONGLY ENCOURAGE YOU TO EXERCISE YOUR RIGHT TO VOTE YOUR SHARES. WE MUST RECEIVE YOUR VOTE PRIOR TO THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 28, 1994.

PLEASE MARK THE BOXES ON THE PROXY CARD TO INDICATE HOW YOU WISH TO VOTE YOUR SHARES. THEN SIGN, DATE AND DETACH THE CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK THE APPROPRIATE BOX ABOVE AND AN ATTENDANCE CARD WILL BE MAILED TO YOU PRIOR
TO THE MEETING.

WE, AS ALWAYS, WELCOME YOUR COMMENTS ON HOW INFORMATIVE YOU HAVE FOUND OUR PROXY STATEMENT, ANNUAL REPORT AND OTHER FINANCIAL REPORTS, INCLUDING HOW WELL WE ARE DOING AS A MANAGEMENT TEAM. PLEASE WRITE YOUR COMMENTS ON THE BACK SIDE OF THIS PROXY CARD AND CHECK OFF THE APPROPRIATE BOX ABOVE.

WE LOOK FORWARD TO MEETING YOU IF YOU ARE ABLE TO ATTEND THE ANNUAL MEETING AND THANK YOU FOR PROMPTLY RETURNING YOUR PROXY CARD.

SINCERELY,



ALFRED R. GLANCY III
CHAIRMAN, PRESIDENT
& CHIEF EXECUTIVE OFFICER

                               MCN CORPORATION
                                 500 Griswold
                           Detroit, Michigan  48226
PROXY                                                                PROXY
                   PUTNAM FIDUCIARY TRUST COMPANY, TRUSTEE
                 MICHCON SAVINGS AND STOCK OWNERSHIP PLAN


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MCN CORPORATION.

        If I sign and return this proxy to State Street Bank & Trust/Boston Financial Data Services (BFDS) as Agent for the Trustee, you as Trustee are instructed to cause all MCN CORPORATION Common Stock in my MichCon Savings and Stock Ownership Plan Account to be voted at the Annual Meeting of Shareholders of MCN CORPORATION, to be held on April 28, 1994, and any adjournment thereof, as follows:

        As indicated by me on the reverse side, but, if I make no indication as to a particular matter, then unless otherwise indicated, as recommended by management on such matters, including such matters as may properly come before the meeting.

                           DO YOU HAVE ANY COMMENTS?

- ----------------------------------------------------------------------------

- ----------------------------------------------------------------------------

- ----------------------------------------------------------------------------

/X/ PLEASE VOTE BY MARKING BOX AS SHOWN IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Alfred R. Glancy III, William K. McCrackin and Daniel L. Schiffer, or any one of them, as Proxies, with the power of substitution, to vote, as designated, all shares of Common Stock of MCN Corporation held of record by the undersigned on March 1, 1994, at the Annual Meeting of Shareholders to be held on April 28, 1994, or any adjournment thereof.

                                                                                                                For  Against Abstain
                                              For All            2.) Ratification of the MCN Corporation's     /  /   /  /    /  /
                             For    Withhold  Except                 Non-Officer Director Stock Award Plan.
1.) Election of Directors:  /  /     /  /     /  /                                                              For  Against Abstain
                                                                 3.) Approval to amend the Articles            /  /   /  /    /  /
Alfred R. Glancy III, Frank M. Hennessey                             of Incorporation to increase the
and Howard F. Sims                                                   number of authorized shares of MCN Common
                                                                     Stock.
If you do not wish your shares voted "FOR" a                                                                    For  Against Abstain
particular nominee, mark the "FOR ALL EXCEPT"                    4.) Ratification of appointment of Deloitte & /  /   /  /    /  /
box and strike a line through that nominee(s) name.                  Touche as independent auditors for the year
Your shares will be voted for the remaining                          ending December 31, 1994.
nominee(s).
                                                                 5.) In their discretion the Proxies are
                                                                     authorized to vote upon such other
                                                                     business as may properly come before
                                                                     the meeting or adjournment thereof.

                                                                     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
                                                                     DIRECTED HEREIN BY THE SHAREHOLDER.  IF THIS PROXY IS RETURNED
                                                                     SIGNED BUT NO DIRECTION IS GIVEN, IT WILL BE VOTED "FOR" THE
                                                                     ELECTION OF DIRECTORS AND "FOR" THE PROPOSALS.
                                                                -------------------------------------------------------------------
                                                                     Mark box at right if comments
                                                                     have been noted on the reverse              /  /
                                                                     side of this card.

                                                                     Mark box at right to request that
                                                                     an Attendance Card to the Annual           /  /
                                                                     Meeting be sent to you.

Please sign exactly as name appears hereon.
Joint owners should each sign. When signing as attorney, executor, administrator or guardian, please give full title as such.



X:                               X:                             Date:
  -------------------------        --------------------------         --------------------------
  (Shareholder sign here)          (Co-owner sign here)

- --------------------------------------------------------------------------

                             MCN CORPORATION
                               500 Griswold
                         Detroit, Michigan  48226

DEAR SHAREHOLDER:

YOUR VOTE IS VERY IMPORTANT TO THE SUCCESSFUL CONDUCT OF THE COMPANY'S BUSINESS. I STRONGLY ENCOURAGE YOU TO EXERCISE YOUR RIGHT TO VOTE YOUR SHARES. WE MUST RECEIVE YOUR VOTE PRIOR TO THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 28, 1994.

PLEASE MARK THE BOXES ON THE PROXY CARD TO INDICATE HOW YOU WISH TO VOTE YOUR SHARES. THEN SIGN, DATE AND DETACH THE CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK THE APPROPRIATE BOX ABOVE AND AN ATTENDANCE CARD WILL BE MAILED TO YOU PRIOR
TO THE MEETING.

WE, AS ALWAYS, WELCOME YOUR COMMENTS ON HOW INFORMATIVE YOU HAVE FOUND OUR PROXY STATEMENT, ANNUAL REPORT AND OTHER FINANCIAL REPORTS, INCLUDING HOW WELL WE ARE DOING AS A MANAGEMENT TEAM. PLEASE WRITE YOUR COMMENTS ON THE BACK SIDE OF THIS PROXY CARD AND CHECK OFF THE APPROPRIATE BOX ABOVE.

WE LOOK FORWARD TO MEETING YOU IF YOU ARE ABLE TO ATTEND THE ANNUAL MEETING AND THANK YOU FOR PROMPTLY RETURNING YOUR PROXY CARD.

SINCERELY,



ALFRED R. GLANCY III
CHAIRMAN, PRESIDENT
& CHIEF EXECUTIVE OFFICER

PROXY                                                                   PROXY
                               MCN CORPORATION
                                 500 Griswold
                           Detroit, Michigan  48226



                          DO YOU HAVE ANY COMMENTS?


_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________